                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

/X/  Preliminary Information Statement          / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
/ /  Definitive Information Statement

                            NORTH COAST ENERGY, INC.
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

     /x/  No filing fee required.

     / /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

     / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            NORTH COAST ENERGY, INC.
                               1993 CASE PARKWAY
                           TWINSBURG, OHIO 44087-2343

                             INFORMATION STATEMENT

                  PURSUANT TO REGULATION 14C PROMULGATED UNDER
                THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     This information statement, which is being mailed on or about
               , 2000 to holders of record on April 4, 2000 of shares of common stock and series A preferred stock of North Coast Energy, Inc., a Delaware corporation, is being furnished in connection with the issuance of 9,600,000 shares of North Coast's common stock to Nuon International Projects, B.V., through a written consent of the holders of a majority of North Coast's outstanding shares of common stock and series A preferred stock.

     On March 27, 2000, Nuon elected to exercise its right under the Non-Negotiable Subordinated Convertible Promissory Note (the "Note"), dated March 17, 2000, between Nuon and North Coast, to exchange $24,000,000 in debt owed to Nuon by North Coast for 9,600,000 shares of North Coast's common stock. Approval by the holders of a majority of the issued and outstanding shares of common stock and series A preferred stock is required by the terms of the Note prior to the issuance of the 9,600,000 shares of common stock to Nuon.

     The issuance of these 9,600,000 shares of North Coast's common stock to Nuon will be approved, not less than twenty days following the mailing of this information statement to shareholders of record at the close of business on April 4, 2000, by a written consent to corporate action executed by Nuon, the holder of more than a majority of the issued and outstanding shares of common stock and series A preferred stock. Thus, this information statement is being provided for your informational purposes only.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     As of the record date, there were 5,579,587 shares of common stock and 22,641 shares of series A preferred stock issued and outstanding. Each share of common stock entitles its holder to one vote and each share of series A preferred stock entitles its holder to 2.3 votes.

                             SECURITY OWNERSHIP OF
                        PRINCIPAL HOLDERS AND MANAGEMENT

     The following table presents information with respect to the common stock, owned on March 21, 2000, by: (1) each person known by North Coast to own beneficially more than 5% of North Coast's outstanding common stock; (2) each director of North Coast; (3) each of the executive officers of North Coast; and
(4) all directors and executive officers as a group, and the percentage of the outstanding shares represented by that group.

                                                           COMMON STOCK
                                                ----------------------------------
            NATURE AND ADDRESS(1)               AMOUNT AND NATURE OF      PERCENT
             OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP      OF CLASS
            ---------------------               --------------------      --------
Garry Regan...................................      116,685 Shares          2.08%
Omer Yonel....................................        5,000 Shares(2)          *%
Jos J. M. Smits...............................            0 Shares             *%
Cok van der Horst.............................            0 Shares             *%
Carel W. J. Kok...............................            0 Shares             *%
Nuon International Projects, B.V..............    3,448,277 Shares         61.80%
Ralph L. Bradley..............................       20,000 Shares(3)          *%
C. Rand Michaels..............................        8,285 Shares(4)          *%
Range Resources Corp..........................      634,475 Shares(5)      11.37%
All directors and executive officers as a           168,100 Shares(6)       3.01%
  group (10 persons)..........................

---------------

 * Less than one percent

(1) Nuon's address is Utrechtsweg 68, 6812 AH Arnhem, The Netherlands. Range's address is 125 State Route 43, Hartville, Ohio 44632.

(2) Includes 5,000 shares of common stock which Mr. Yonel could acquire upon the exercise of immediately exercisable stock options which he holds.

(3) Includes 20,000 shares of common stock which Mr. Bradley could acquire upon the exercise of immediately exercisable stock options which he holds.

(4) Includes 6,666 shares of common stock which Mr. Michaels could acquire upon the exercise of immediately exercisable stock options which he holds.

(5) Includes 40,000 shares of common stock which may be acquired upon the exercise of certain warrants to purchase common stock.

(6) Includes 43,800 shares of common stock which may be acquired by all directors and executive officers as a group upon the exercise of immediately exercisable stock options or warrants.

       ISSUANCE OF 9,600,000 SHARES OF NORTH COAST'S COMMON STOCK TO NUON
           IN EXCHANGE FOR NORTH COAST'S DEBT TO NUON OF $24,000,000

     On March 27, 2000, Nuon elected to exercise its right under the Note to exchange $24,000,000 in debt owed to Nuon by North Coast for 9,600,000 shares of North Coast's common stock. The issuance of these 9,600,000 shares of North Coast's common stock to Nuon will be approved, not less than twenty days following the mailing of this information statement to shareholders of record at the close of business on April 4, 2000, by a written consent to corporate action executed by Nuon, the holder of more than a majority of the issued and outstanding shares of common stock and series A preferred stock. Approval by the holders of a majority of the issued and outstanding shares of common stock and series A preferred stock is required by the terms of the Note prior to the issuance of the 9,600,000 shares of common stock to Nuon.

     Through two subordinated notes, the convertible Note for $24,000,000 and a second, non-convertible note for $48,500,000, Nuon agreed to provide $72,500,000 to North Coast to facilitate North Coast's purchase of all of the common stock of Peake Energy, Inc. from Belden & Blake Corporation. On March 17, 2000, North Coast acquired all of the outstanding common stock of Peake. The purchase price for the Peake stock was $72,500,000, subject to certain post-closing adjustments. Peake is an oil and gas exploration company headquartered in Ravenswood, West Virginia, with operations in West Virginia, Kentucky, and Virginia.

     The cash paid in connection with the acquisition of all of the common stock of Peake Energy, Inc. was derived from the convertible Note for $24,000,000 and the non-convertible note for $48,500,000. Interest on both of these notes is payable semi-annually and accrues at the applicable LIBOR rate. The principle amount of each note is payable on February 28, 2015. The Note affords Nuon the right, at its election, to convert the principle amount of the Note to shares of North Coast's common stock at any time based upon an exchange price of $2.50 per share. Any issuance of North Coast's common stock in connection with such conversion election is subject to stockholder approval. Both notes are subordinated to North Coast's senior debt. Nuon has the right to secure the indebtedness considered by the notes by a lien on Peake's assets, subject to the rights of the senior lender. North Coast agreed to grant Nuon registration rights for shares of North Coast's common stock issued in any such conversion. After this issuance, the percentage of North Coast's common stock beneficially owned by Nuon will increase from approximately 62% to approximately 86%.

     The arrangements with Nuon were negotiated by and between the management of North Coast and the management of Nuon, and approved by all of the disinterested directors on North Coast's board of directors. In addition, North Coast received an opinion from an independent financial advisor as to the fairness of the exchange of $24,000,000 of North Coast's debt to Nuon for 9,600,000 shares of North Coast's common stock, valued at $2.50 per share. The opinion of the independent financial advisor is attached to this Information Statement as Exhibit A.

     Financial information related to North Coast is incorporated into this Information Statement by reference to North Coast's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999 and North Coast's Annual Report on Form 10-K for the year ended March 31, 1999, copies of which have been delivered to stockholders with this Information Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Thomas A. Hill, Secretary

                         INDEX TO FINANCIAL INFORMATION

                                                                   PAGE
                                                                -----------
Introduction to selected historical and pro forma financial
  data and information......................................            F-2

Selected historical and pro forma financial data and
  information...............................................      F-3 - F-4

Introduction to unaudited pro forma combined financial
  statements................................................            F-5

Pro forma combined statement of operations -- North Coast
  Energy, Inc...............................................            F-6

Notes to pro forma combined statement of operations -- North
  Coast Energy, Inc.........................................            F-7

Pro forma combined balance sheet -- North Coast Energy,
  Inc.......................................................      F-8 - F-9

Balance sheets -- Peake Energy, Inc.........................           F-10

Statements of operations -- Peake Energy, Inc...............           F-11

Statements of cash flows -- Peake Energy, Inc...............           F-12

Notes to unaudited financial statements -- Peake Energy,
  Inc.......................................................    F-13 - F-21

               INTRODUCTION TO SELECTED HISTORICAL AND PRO FORMA
                         FINANCIAL DATA AND INFORMATION

     The following selected historical and pro forma financial data and information were derived from North Coast's (audited year end and unaudited interim) and Peake Energy Inc.'s ("Peake") (unaudited) financial statements. The financial data and information for North Coast and Peake are based on their year ends of March 31 and December 31, respectively.

     Peake's historical and the pro forma selected financial data and information should be read in conjunction with Peake's and the pro forma financial statements contained elsewhere in this information statement. Selected financial data and information for Peake for years preceding the year ended December 31, 1997 are not available.

        SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                               YEAR ENDED                   YEAR ENDED                   YEAR ENDED
                       --------------------------   --------------------------   --------------------------
                        MARCH 31,    DECEMBER 31,    MARCH 31,    DECEMBER 31,    MARCH 31,    DECEMBER 31,
                          1999           1999          1998           1998          1997           1997
                       NORTH COAST      PEAKE       NORTH COAST      PEAKE       NORTH COAST      PEAKE
                       -----------   ------------   -----------   ------------   -----------   ------------
HISTORICAL
Total revenues.......    $13,942       $17,539        $ 8,590       $21,637        $ 9,665       $ 17,716
Depreciation,
  depletion,
  amortization and
  other..............      2,479         5,893          1,242        83,493          1,385          6,520
Net income (loss)....        870          (258)           262       (47,663)           292          1,092
Net income (loss)
  applicable to
  common stock.......        634          (258)            (6)      (47,663)        (1,237)         1,092
Net income (loss) per
  common share (basic
  and diluted).......       0.16           N/A             --           N/A          (0.75)           N/A
Total assets.........     43,573        57,487         22,311        63,845         21,229        139,184
Long-term debt.......     21,494            --          7,171            --         10,721             --
Total stockholders'
  equity.............     17,942        53,158         12,339        57,666          7,310        105,188

        SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                NINE MONTHS ENDED                             YEAR ENDED
                              -----------------------------------------------------   --------------------------
                              DECEMBER 31,   SEPTEMBER 30,                             MARCH 31,    DECEMBER 31,
                                  1999           1999                                    1999           1998
                              NORTH COAST        PEAKE        PRO FORMA               NORTH COAST      PEAKE
                               HISTORICAL     HISTORICAL     ADJUSTMENTS    TOTAL     HISTORICAL     HISTORICAL
                              ------------   -------------   -----------   --------   -----------   ------------
PRO FORMA
Total revenues..............    $ 8,514         $12,615                    $ 21,129     $13,942       $ 21,637
Depreciation, depletion,
  amortization and other....      1,595           4,084       $   (140)       5,539       2,479         83,493
Net income (loss)...........       (217)           (337)         1,037          483         870        (47,663)
Net income (loss) applicable
  to common stock...........       (392)           (337)         1,037          308         634        (47,663)
Net income (loss) per common
  share (basic and
  diluted)..................      (0.08)            N/A                        0.02        0.16            N/A
Total assets at December 31,
  1999......................     51,061          60,525         14,209      125,795
Long-term debt at December
  31, 1999..................     20,390                         48,500       68,890
Total stockholders' equity
  at December 31, 1999......     21,974          55,052        (31,352)      45,674
Book value per common share
  (most recent balance sheet
  date after liquidation
  value of preferred stock)
  at December 31, 1999......       3.32             N/A          (0.54)        2.78

                                   YEAR ENDED
                              ---------------------

                               PRO FORMA
                              ADJUSTMENTS    TOTAL
                              -----------   -------
PRO FORMA
Total revenues..............                $35,579
Depreciation, depletion,
  amortization and other....   $(78,423)      7,549
Net income (loss)...........     51,194       4,401
Net income (loss) applicable
  to common stock...........     51,194       4,165
Net income (loss) per common
  share (basic and
  diluted)..................                   0.31
Total assets at December 31,
  1999......................
Long-term debt at December
  31, 1999..................
Total stockholders' equity
  at December 31, 1999......
Book value per common share
  (most recent balance sheet
  date after liquidation
  value of preferred stock)
  at December 31, 1999......

                  INTRODUCTION TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

     The accompanying unaudited pro forma combined financial statements give effect to the March 17, 2000 purchase by North Coast of the common stock of Peake Energy, Inc. ("Peake") for approximately $69.6 million. The purchase price for the Peake stock was $72.5 million, subject to certain post-closing adjustments. After considering such adjustments and intervening transactions between the effective date and closing date, the Company estimates that, under purchase accounting, the purchase cost of the transaction is approximately $69.6 million.

     The unaudited pro forma combined statement of operations for the year ended March 31, 1999 (which includes Peake based on Peake's year end of December 31,
1998) was prepared as if the transaction occurred on April 1, 1998, the beginning of North Coast's fiscal year. The unaudited pro forma combined statement of operations for the nine months ended December 31, 1999 (which includes Peake based on the nine months ended September 30, 1999) was prepared as if the transaction occurred on April 1, 1999, the beginning of North Coast's fiscal year. The unaudited pro forma combined balance sheet as of December 31, 1999 (which includes Peake as of September 30, 1999) has been prepared as if the transaction had occurred as of December 31, 1999.

     This pro forma information is not necessarily indicative of future consolidated results of operations or past operations and should be read in conjunction with the separate historical statements and related footnotes of the respective entities.

                    NORTH COAST ENERGY INC. AND SUBSIDIARIES

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       NINE MONTHS ENDED DECEMBER 31, 1999
                               ----------------------------------------------------
                               DECEMBER 31,   SEPTEMBER 30,
                                   1999           1999
                               NORTH COAST        PEAKE        PRO FORMA
                                HISTORICAL     HISTORICAL     ADJUSTMENTS    TOTAL
                               ------------   -------------   -----------   -------
REVENUE:
  Oil and gas production.....     $5,590         $10,633                    $16,223
  Drilling revenues..........         --              --                         --
  Well operating,
    transportation and
    other....................      2,207           1,982                      4,189
  Administrative and agency
    fees.....................        717              --                        717
                                  ------         -------        ------      -------
                                   8,514          12,615                     21,129
COSTS AND EXPENSES:
  Oil and gas production
    expenses.................      2,356           3,421        $ (146)(a)    5,631
  Drilling costs.............        384              --                        384
  Oil and gas operations.....      1,213             185                      1,398
  Exploration costs..........         --             611          (121)(a)      490
  General and administrative
    expenses.................      1,887             809          (580)(a)    2,116
  Depreciation, depletion,
    amortization, impairment
    and other................      1,595           4,084          (140)(b)    5,539
                                  ------         -------                    -------
                                   7,435           9,110                     15,558
                                  ------         -------                    -------
INCOME (LOSS) FROM
  OPERATIONS.................      1,079           3,505                      5,571
OTHER INCOME (EXPENSE)
  Interest income............        107              --                        107
  Other......................          2              --                          2
  Interest expense...........     (1,405)         (4,000)          568(c)    (4,837)
                                  ------         -------                    -------
                                  (1,296)         (4,000)                    (4,728)
                                  ------         -------                    -------
INCOME (LOSS) BEFORE
  PROVISION (CREDIT) FOR
  INCOME TAXES...............       (217)           (495)                       843
PROVISION (CREDIT) FOR INCOME
  TAXES......................         --            (158)          518(d)       360
                                  ------         -------                    -------
NET INCOME (LOSS)............     $ (217)        $  (337)                   $   483
                                  ======         =======                    =======
Net income (loss), applicable
  to common stock (after
  preferred dividends paid or
  in arrears)................     $ (392)                                   $   308
                                  ======                                    =======
Basic and diluted income
  (loss) per share...........     $(0.08)                                   $  0.02
                                  ======                                    =======
Basic weighted average
  shares.....................      4,898                         9,600(e)    14,498
                                  ======                        ======      =======

                                            YEAR ENDED MARCH 31, 1999
                               ----------------------------------------------------
                                MARCH 31,    DECEMBER 31,
                                  1999           1998
                               NORTH COAST      PEAKE        PRO FORMA
                               HISTORICAL     HISTORICAL    ADJUSTMENTS      TOTAL
                               -----------   ------------   -----------     -------
REVENUE:
  Oil and gas production.....    $7,234        $ 17,597                     $24,831
  Drilling revenues..........     3,686              --                       3,686
  Well operating,
    transportation and
    other....................     2,062           4,040                       6,102
  Administrative and agency
    fees.....................       960              --                         960
                                 ------        --------      ---------      -------
                                 13,942          21,637                      35,579
COSTS AND EXPENSES:
  Oil and gas production
    expenses.................     2,602           5,486      $    (215)(a)    7,873
  Drilling costs.............     2,927              --                       2,927
  Oil and gas operations.....     1,201             298                       1,499
  Exploration costs..........        --             969           (126)(a)      843
  General and administrative
    expenses.................     2,109           1,012           (651)(a)    2,470
  Depreciation, depletion,
    amortization, impairment
    and other................     2,479          83,493        (78,423)(b)    7,549
                                 ------        --------                     -------
                                 11,318          91,258                      23,161
                                 ------        --------                     -------
INCOME (LOSS) FROM
  OPERATIONS.................     2,624         (69,621)                     12,418
OTHER INCOME (EXPENSE)
  Interest income............        83              --                          83
  Other......................         4              --                           4
  Interest expense...........    (1,841)         (5,972)         1,509(c)    (6,304)
                                 ------        --------                     -------
                                 (1,754)         (5,972)                     (6,217)
                                 ------        --------                     -------
INCOME (LOSS) BEFORE
  PROVISION (CREDIT) FOR
  INCOME TAXES...............       870         (75,593)                      6,201
PROVISION (CREDIT) FOR INCOME
  TAXES......................        --         (27,930)        29,730(d)     1,800
                                 ------        --------                     -------
NET INCOME (LOSS)............    $  870        $(47,663)                    $ 4,401
                                 ======        ========                     =======
Net income (loss), applicable
  to common stock (after
  preferred dividends paid or
  in arrears)................    $  634                                     $ 4,165
                                 ======                                     =======
Basic and diluted income
  (loss) per share...........    $ 0.16                                     $  0.31
                                 ======                                     =======
Basic weighted average
  shares.....................     3,950                          9,600(e)    13,550
                                 ======                      =========      =======

                    NORTH COAST ENERGY INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS

PRO FORMA ADJUSTMENTS FOR THE PERIODS ENDED DECEMBER 31, 1999 AND
MARCH 31, 1999

     The accompanying unaudited pro forma consolidated statement of income for the periods ended December 31, 1999 and March 31, 1999 has been prepared as if the transaction had occurred on April 1, 1999, the beginning of North Coast's fiscal year, and reflects the following adjustments:

     (a) To record the estimated adjustment to allocated corporate overhead from Peake's parent net of the anticipated increase in overhead incurred by North Coast related to the acquisition of Peake.

     (b) To record the estimated adjustment to depreciation, depletion, amortization, impairment and other expenses attributable to the allocation of the purchase price using the successful efforts method of accounting.

     (c) To record the estimated adjustment to interest expense on the amount borrowed for the Peake purchase of $72,500,000. The amount borrowed is reduced after 60 days to reflect Nuon's election to convert $24,000,000 of the amount borrowed to North Coast Common stock. The loan with Nuon is based upon a LIBOR plus rate totaling approximately 8.5% per annum. A .25% per annum increase in the interest rate would affect the interest expense by approximately $130,000 per year.

     (d) To adjust the provision for taxes to reflect the estimated amount of taxes on pro forma income from operations before taxes.

     (e) To adjust the number of shares outstanding to reflect the issuance of
         9.6 million shares of North Coast Common stock to Nuon for conversion of $24 million of debt. The conversion price per share was $2.50.

                    NORTH COAST ENERGY INC. AND SUBSIDIARIES

                        PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                               DECEMBER 31, 1999

                                           DECEMBER 31,    SEPTEMBER 30,
                                               1999            1999
                                           NORTH COAST         PEAKE         PRO FORMA
                                            HISTORICAL      HISTORICAL      ADJUSTMENTS       TOTAL
                                           ------------    -------------    -----------      --------
ASSETS
CURRENT ASSETS
  Cash and equivalents...................    $  5,422        $    134        $  2,574(f)     $  8,130
  Accounts receivable:
     Trade...............................       3,812           4,527            (858)(f)       7,481
     Affiliates..........................         115              --                             115
  Inventory..............................         251             352             (80)(f)         523
  Deferred tax...........................          57             595            (595)(f)          57
  Other..................................          94              56             (43)(f)         107
                                             --------        --------                        --------
          Total current assets...........       9,751           5,664                          16,413
PROPERTY AND EQUIPMENT, at cost Property,
  plant and equipment....................       2,581           2,096            (840)(f)       3,837
  Oil and gas properties (successful
     efforts)............................      47,387         135,579         (74,478)(f)     108,488
  Pipelines..............................       6,683           8,694          (3,012)(f)      12,365
                                             --------        --------                        --------
                                               56,651         146,369                         124,690
  Less accumulated depreciation,
     depletion, amortization and write
     down................................     (17,052)        (91,541)         91,541(f)      (17,052)
                                             --------        --------                        --------
                                               39,599          54,828                         107,638
OTHER ASSETS.............................       1,711              33                           1,744
                                             --------        --------                        --------
TOTAL ASSETS.............................    $ 51,061        $ 60,525                        $125,795
                                             ========        ========                        ========

                    NORTH COAST ENERGY INC. AND SUBSIDIARIES

                        PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                               DECEMBER 31, 1999

                                         DECEMBER 31,    SEPTEMBER 30,
                                             1999            1999
                                         NORTH COAST         PEAKE         PRO FORMA
                                          HISTORICAL      HISTORICAL      ADJUSTMENTS         TOTAL
                                         ------------    -------------    -----------        --------
LIABILITIES AND
  STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt....    $ 2,314         $     --                          $  2,314
  Accounts payable -- trade............      1,918              430        $   (328)(f)         2,020
  Accrued expenses.....................        416            2,910            (478)(f)         2,848
  Billings in excess of costs on
     uncompleted contracts.............      2,946               --                             2,946
                                           -------         --------                          --------
          Total current liabilities....      7,594            3,340                            10,128
LONG-TERM DEBT.........................     20,390               --          48,500(f)(g)      68,890
ACCRUED PLUGGING LIABILITY.............        737               --                               737
DEFERRED INCOME TAXES..................        366            2,133          (2,133)(f)           366
STOCKHOLDERS' EQUITY
  Series A, 6% Non-Cumulative
     Convertible Preferred stock.......          1               --                                 1
  Series B, Preferred stock (net of
     costs)............................          2               --                                 2
  Common stock.........................         56                1              95(f)(g)         152
  Additional paid-in capital...........     26,328          100,177         (76,573)(f)(g)     49,932
  Retained earnings (deficit)..........     (4,413)         (45,126)         45,126(f)         (4,413)
                                           -------         --------                          --------
          Total stockholders' equity...     21,974           55,052                            45,674
                                           -------         --------                          --------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY...............................    $51,061         $ 60,525                          $125,795
                                           =======         ========                          ========

PRO FORMA BALANCE SHEET ADJUSTMENTS FOR THE ACQUISITION OF PEAKE ENERGY, INC. AS OF DECEMBER 31, 1999

     The accompanying unaudited pro forma consolidated balance sheet as of December 31, 1999 has been prepared as if the transaction had occurred on December 31, 1999, North Coast's quarter end, and reflects the following adjustments:

     (f) To record assets and liabilities under the purchase method of accounting based upon the purchase price of $69.6 million. Such purchase price has been allocated to the assets and liabilities based upon preliminary estimated fair value. The assets were purchased with cash provided through a $72.5 million loan from Nuon.

     (g) To record an adjustment for the conversion of $24 million in Nuon debt to 9.6 million shares of North Coast Common stock. The price per share of Common stock was $2.50.

                               PEAKE ENERGY, INC.

                                 BALANCE SHEETS

                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1999            1998
                                                              ------------    ------------
ASSETS
CURRENT ASSETS:
  Cash and equivalents......................................    $    108        $    189
  Accounts receivable -- trade, net.........................       3,669           3,849
  Inventories...............................................         272             437
  Deferred income tax.......................................         468             595
  Other current assets......................................          13              20
                                                                --------        --------
          Total current assets..............................       4,530           5,090
PROPERTY AND EQUIPMENT, at cost:
  Oil and gas properties (successful efforts)...............     135,025         135,659
  Gas gathering systems.....................................       8,752           8,676
  Land, buildings, machinery and equipment..................       2,096               2
                                                                --------        --------
                                                                 145,873         146,417
  Less accumulated depreciation, depletion, amortization....      92,949          87,695
                                                                --------        --------
          Property and equipment, net.......................      52,924          58,722
OTHER ASSETS
  Other, net................................................          33              33
                                                                --------        --------
                                                                $ 57,487        $ 63,845
                                                                ========        ========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................    $    102        $    472
  Accrued expenses..........................................       2,432           3,574
                                                                --------        --------
          Total current liabilities.........................       2,534           4,046
DEFERRED INCOME TAX.........................................       1,795           2,133
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY........................................      53,158          57,666
                                                                --------        --------
                                                                $ 57,487        $ 63,845
                                                                ========        ========

                               PEAKE ENERGY, INC.

                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                           PREDECESSOR
                                                                                             COMPANY
                                                                                           -----------
                                                                            SIX MONTHS     SIX MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED           ENDED
                                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     JUNE 30,
                                               1999            1998            1997           1997
                                           ------------    ------------    ------------    -----------
REVENUE:
  Oil and gas production.................    $14,810         $ 17,597        $ 8,138         $6,983
  Gas gathering, marketing and oil field
     sales and services..................      1,543            2,722          1,308          1,287
  Other..................................      1,186            1,318              1             (1)
                                             -------         --------        -------         ------
                                              17,539           21,637          9,447          8,269
COSTS AND EXPENSES:
  Production expense.....................      3,288            3,880          1,710          1,157
  Production taxes.......................      1,371            1,606            591            699
  Gas gathering, marketing and oil field
     sales and services..................        267              298            164            151
  Exploration expense....................        772              969            431            428
  General and administrative.............        924              801            273            347
  Depreciation, depletion,
     amortization........................      5,893           10,486          4,764          1,756
  Impairment of oil and gas properties
     and other assets....................          0           73,007              0              0
  Franchise, property and other taxes....        117              211             28             90
  Interest expense.......................      5,376            5,972          2,828            660
                                             -------         --------        -------         ------
                                              18,008           97,230         10,789          5,288
                                             -------         --------        -------         ------
INCOME (LOSS) BEFORE INCOME TAXES........       (469)         (75,593)        (1,342)         2,981
  (Benefit) provision for income taxes...       (211)         (27,930)          (557)         1,104
                                             -------         --------        -------         ------
NET INCOME (LOSS)........................    $  (258)        $(47,663)       $  (785)        $1,877
                                             =======         ========        =======         ======

                               PEAKE ENERGY, INC.

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                           PREDECESSOR
                                                                                             COMPANY
                                                                                           -----------
                                                                            SIX MONTHS     SIX MONTHS
                                            YEAR ENDED      YEAR ENDED        ENDED           ENDED
                                           DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     JUNE 30,
                                               1999            1998            1997           1997
                                           ------------    ------------    ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss.................................    $  (258)        $(47,663)       $   (785)       $ 1,877
Adjustments to reconcile net loss to net
  cash provided by operating activities:
  Depreciation, depletion,
     amortization........................      5,893           10,486           4,764          1,756
  Abandonment of oil and gas
     properties..........................          0           73,007               0              0
  Exploration expense....................        772              969             431            428
  Deferred income taxes..................       (211)         (27,930)           (557)         1,104
  Loss (gain) on sale of property and
     equipment...........................         11             (251)              0              0
  Deferred compensation and stock
     grants..............................          0                0               0              0
Change in:
  Accounts receivable....................        187           (1,893)           (753)            13
  Inventories............................        123              (21)            (52)            (7)
  Accounts payable and accrued
     expenses............................     (1,512)             (34)            102            809
                                             -------         --------        --------        -------
  Net cash provided by operating
     activities..........................      5,005            6,670           3,150          5,980
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of businesses, net of cash
     acquired............................          0           (1,192)         (9,672)        (6,501)
  Proceeds from property and equipment
     disposals...........................        597            1,441             106            (41)
  Exploration expense....................       (772)            (969)           (431)          (428)
  Additions to property and equipment....        (53)          (5,609)         (7,638)         (1493)
                                             -------         --------        --------        -------
  Net cash used by investing
     activities..........................       (228)          (6,329)        (17,635)        (8,463)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of debt to parent company.....     (4,858)            (286)         14,598          2,470
                                             -------         --------        --------        -------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................        (81)              55             113            (13)
Cash and cash equivalents at beginning of
  period.................................        189              134              21             34
                                             -------         --------        --------        -------
Cash and cash equivalents at end of
  period.................................    $   108         $    189        $    134        $    21
                                             =======         ========        ========        =======

                               PEAKE ENERGY, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1.  BUSINESS DESCRIPTION AND BASIS OF PRESENTATION

     On March 17, 2000, Belden & Blake Corporation ("BBC") sold all of the issued and outstanding capital stock of Peake Energy, Inc. ("Peake"), its wholly-owned subsidiary, to North Coast Energy, Inc. ("North Coast").

     Peake operates in the oil and gas industry. Peake's principal business is the production, development, acquisition and gathering of oil and gas reserves. Sales of oil are ultimately made to refineries. Sales of natural gas are ultimately made to gas utilities and industrial consumers in West Virginia and Kentucky. The price of oil and natural gas has a significant impact on Peake's working capital and results of operations.

     On March 27, 1997, BBC signed a definitive merger agreement with TPG Partners II, L.P. ("TPG"), a private investment partnership, pursuant to which TPG and certain other investors acquired the BBC in an all-cash transaction valued at $440 million (the "Acquisition"). Under the terms of the agreement, TPG and such investors paid $27 per share for all common shares outstanding plus an additional amount to redeem certain stock options held by directors and employees. The transaction was completed on June 27, 1997 and for financial reporting purposes has been accounted for as a purchase effective June 30, 1997. The Acquisition resulted in a new basis of accounting reflecting estimated fair values for assets and liabilities at that date. Accordingly, the financial statements for the periods subsequent to June 30, 1997 are presented on BBC's new basis of accounting, while the results of operations for the period ended June 30, 1997 reflects the historical results of the predecessor company.

     The accompanying financial statements pertain to the business which was sold to North Coast, and are presented on a carve-out basis prepared from BBC's historical accounting records. The financial statements include allocations of interest expense, income taxes, accounts receivable, accounts payable and accrued expenses as well as estimates of direct and indirect BBC corporate administrative costs attributable to Peake. The methods by which such amounts are attributed and allocated are deemed reasonable by management. All intercompany transactions, including allocated expenses, are deemed to be paid in the period recorded and are shown as a net change in the Belden & Blake investment on the balance sheet.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  USE OF ESTIMATES IN THE FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts. Significant estimates used in the preparation of Peake's financial statements which could be subject to significant revision in the near term include estimated oil and gas reserves. Although actual results could differ from these estimates, significant adjustments to these estimates historically have not been required.

  CASH EQUIVALENTS

     For purposes of the statements of cash flows, cash equivalents are defined as all highly liquid debt instruments purchased with an initial maturity of three months or less.

  CONCENTRATIONS OF CREDIT RISK

     Credit limits, ongoing credit evaluation and account monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required. Expected losses are provided for currently and actual losses have been within management's expectations.

                               PEAKE ENERGY, INC.

  INVENTORIES

     Inventories of material, pipe and supplies are valued at average cost. Crude oil and natural gas inventories are stated at the lower of average cost or market.

  PROPERTY AND EQUIPMENT

     Peake utilizes the "successful efforts" method of accounting for its oil and gas properties. Under this method, property acquisition and development costs and certain productive exploration costs are capitalized while non-productive exploration costs, which include certain geological and geophysical costs, dry holes, expired leases and delay rentals, are expensed as incurred. Capitalized costs related to proved properties are depleted using the unit-of-production method. Depreciation, depletion and amortization of proved oil and gas properties are calculated on the basis of estimated recoverable reserve quantities. These estimates can change based on economic or other factors. No gains or losses are recognized upon the disposition of oil and gas properties except in extraordinary transactions. Sales proceeds are credited to the carrying value of the properties. Maintenance and repairs are expensed, and expenditures which enhance the value of properties are capitalized.

     Unproved oil and gas properties are stated at cost and consist of undeveloped leases. These costs are assessed periodically to determine whether their value has been impaired, and if impairment is indicated, the costs are charged to expense. During 1998, Peake recorded a $406,000 expense which wrote-down unproved oil and gas properties to their estimated fair value.

     Gas gathering systems are stated at cost. Depreciation expense is computed using the straight-line method over 15 years.

     Property and equipment are stated at cost. Depreciation of non-oil and gas properties is computed using the straight-line method over the useful lives of the assets ranging from 3 to 15 years for machinery and equipment and 30 to 40 years for buildings. When assets other than oil and gas properties are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred, and significant renewals and betterments are capitalized.

     Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying amount of the asset. In performing the review for long-lived asset recoverability during 1998, Peake recorded $68.9 million and $3.6 million of impairments which wrote-down producing properties and other assets, respectively, to their estimated fair value. Fair value was based on estimated future cash flows to be generated by the assets, discounted at a market rate of interest.

  REVENUE RECOGNITION

     Oil and gas production revenue is recognized as production and delivery take place.

  INCOME TAXES

     Historically, Peake's results were included in the consolidated federal income tax return filed by BBC. The income tax provision for each period presented represents the current and deferred income taxes that would have resulted if Peake's operations were a stand-alone taxable entity filing its own income tax returns. Accordingly, the calculation of tax provisions and deferred taxes necessarily require certain assumptions, allocations and estimates which management believes are reasonable to reflect the tax reporting for Peake as a stand-alone taxpayer.

                               PEAKE ENERGY, INC.

  STOCK-BASED COMPENSATION

     Peake measures expense associated with stock-based compensation under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

     BBC common stock held by Peake employees in BBC's 401k plan is subject to variable plan accounting. The changes in share value are reported as adjustments to compensation expense. The reduction in share value in 1999 and 1998 resulted in a reduction in compensation expense of $111,000 and $46,000, respectively.

NOTE 3.  RELATED PARTY TRANSACTIONS

     For the purpose of these carve-out financial statements, payables and receivables related to transactions between Peake and BBC are included as a component of paid in capital.

     BBC provided Peake with certain services including insurance, cash management, tax, legal, computer systems and support, accounting and other corporate functions. Charges for these services were allocated based on usage and other methods that management believed to be reasonable and amounted to $1.3 million, $1.2 million and $486,000 for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively, and $721,000 for the predecessor company's six months ended June 30, 1997. These charges are included in production expense, exploration expense and general and administrative expense.

     BBC allocated interest expense to Peake based on relative asset value. Interest expense allocated by BBC was $5.4 million, $6.0 million and $2.8 million for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively, and $660,000 for the predecessor company's six months ended June 30, 1997.

NOTE 4.  ACQUISITIONS

     The following acquisitions were accounted for as purchase business combinations. Accordingly, the results of operations of the acquired businesses are included in Peake's statements of operations from the date of the respective acquisitions.

     During 1998, Peake acquired working interests in oil and gas wells in West Virginia for approximately $1.1 million. Estimated proved developed reserves associated with the wells totaled 1.2 Bcfe (Billion cubic feet of natural gas equivalent) net to Peake's interest at the time of acquisition.

     During 1997, Peake acquired working interests in oil and gas wells in West Virginia for approximately $9.7 million for the successor company's six months ended December 31, 1997 and $ 6.5 million for the predecessor company's six months ended June 30, 1997. Estimated proved developed reserves associated with the wells totaled 23.6 Bcf of natural gas and 4,886 Bbls of oil net to Peake's interest at the time of the acquisitions.

     The pro forma effects of 1999, 1998 and 1997 (predecessor and successor periods) acquisitions were not material.

                               PEAKE ENERGY, INC.

NOTE 5.  DETAILS OF BALANCE SHEETS

                                                               DECEMBER 31,
                                                             ----------------
                                                              1999      1998
                                                             ------    ------
                                                              (IN THOUSANDS)
ACCOUNTS RECEIVABLE
  Accounts receivable......................................  $1,110    $  353
  Allowance for doubtful accounts..........................     (59)      (98)
  Oil and gas production receivable........................   2,618     3,594
                                                             ------    ------
                                                             $3,669    $3,849
                                                             ======    ======
ACCRUED EXPENSES
  Accrued expenses.........................................  $  122    $  378
  Accrued drilling and completion costs....................      --       471
  Ad valorem and other taxes...............................     983     1,282
  Compensation and related benefits........................     227       331
  Undistributed production revenue.........................   1,100     1,112
                                                             ------    ------
                                                             $2,432    $3,574

NOTE 6.  LEASES

     Peake leases certain equipment, vehicles and office space under noncancelable agreements with lease periods of one to five years. Rent expense amounted to $272,000, $229,000 and $142,000 for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively, and $89,000 for the predecessor company's six months ended June 30, 1997. Future commitments under leasing arrangements were not significant at December 31, 1999.

NOTE 7.  TAXES

     Income tax provisions and related assets and liabilities are determined on a stand-alone basis (see Note 2). Provision (benefit) for estimated income taxes (in thousands):

                                                                       PREDECESSOR
                                          SUCCESSOR COMPANY              COMPANY
                                  ---------------------------------    -----------
                                     YEAR ENDED         SIX MONTHS     SIX MONTHS
                                    DECEMBER 31,          ENDED           ENDED
                                  -----------------    DECEMBER 31,     JUNE 30,
                                  1999       1998          1997           1997
                                  -----    --------    ------------    -----------
CURRENT
  Federal.......................  $  --    $     --       $  --          $   --
  State.........................     --          --          --              --
                                  -----    --------       -----          ------
DEFERRED
  Federal.......................   (194)    (25,662)       (512)          1,015
  State.........................    (17)     (2,268)        (45)             89
                                  -----    --------       -----          ------
                                   (211)    (27,930)       (557)          1,104
                                  -----    --------       -----          ------
          Total.................  $(211)   $(27,930)      $(557)         $1,104
                                  =====    ========       =====          ======

                               PEAKE ENERGY, INC.

     The effective tax rate for continuing operations differs from the U.S. federal statutory tax rate as follows:

                                                                               PREDECESSOR
                                                   SUCCESSOR COMPANY             COMPANY
                                             ------------------------------    -----------
                                               YEAR ENDED       SIX MONTHS     SIX MONTHS
                                              DECEMBER 31,        ENDED           ENDED
                                             --------------    DECEMBER 31,     JUNE 30,
                                             1999     1998         1997           1997
                                             -----    -----    ------------    -----------
Statutory federal income tax rate..........  35.00%   35.00%      35.00%          35.00%
Increases (reductions) in taxes resulting
  from:
  State income taxes, net of federal tax
     benefit...............................   2.40     2.00        2.20            2.00
  Exercise of stock options and variable
     plan accounting for stock.............   8.00       --        4.40              --
  Other, net...............................  (0.40)   (0.10)      (0.10)             --
                                             -----    -----       -----           -----
Effective income tax rate for the period...  45.00%   36.90%      41.50%          37.00%
                                             =====    =====       =====           =====

     Significant components of deferred income tax liabilities and assets are as follows (in thousands):

                                                              DECEMBER 31,
                                                           ------------------
                                                            1999       1998
                                                           -------    -------
Deferred income tax liabilities:
  Property and equipment, net............................  $(3,088)   $(2,998)
  Other, net.............................................       --         --
                                                           -------    -------
          Total deferred income tax liabilities..........   (3,088)    (2,998)
Deferred income tax assets:
  Accrued expenses.......................................      438        586
  Inventories............................................        9          9
  Net operating loss carryforwards.......................    1,294        865
  Other, net.............................................       20         --
                                                           -------    -------
          Total deferred income tax assets...............    1,761      1,460
                                                           -------    -------
          Net deferred income tax liability..............  $(1,327)   $(1,538)
                                                           =======    =======
Long-term liability......................................  $(1,795)   $(2,133)
Current asset............................................      468        595
                                                           -------    -------
          Net deferred income tax liability..............  $(1,327)   $(1,538)
                                                           =======    =======

NOTE 8.  EMPLOYEE BENEFIT PLANS

     BBC has a non-qualified profit sharing arrangement, covering substantially all employees of Peake, under which BBC contributes discretionary amounts determined by the compensation committee of its Board of Directors. Amounts are allocated to substantially all employees based on relative compensation. BBC contributed $64,000, $161,000 and $74,000 to Peake employees for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively, and $74,000 for the predecessor company's six months ended June 30, 1997 to the profit sharing plan. The 1999 amount was paid in cash. For the 1998 and 1997 periods, one half was paid in cash and one half was paid in shares of BBC's common stock contributed into each eligible employee's 401(k) plan account. Additional discretionary bonuses were also made.

     BBC has a qualified defined contribution plan (a 401(k) plan) covering substantially all of the employees of Peake. Under the plan, an amount equal to 2% of participants' compensation is contributed by BBC to the plan

                               PEAKE ENERGY, INC.

each year. Eligible employees may also make voluntary contributions which BBC matches $.50 for every $1.00 contributed up to 6% of an employee's annual compensation. Prior to January 1, 1998, BBC matched $.25 for every $1.00 contributed up to 6% of an employee's annual compensation. Retirement plan expense amounted to $101,000, $92,000 and $41,000 for the successor company's years ended December 31, 1999 and 1998 and six months ended December 31, 1997, respectively, and $30,000 for the predecessor company's six months ended June 30, 1997.

     BBC also has non-qualified deferred compensation plans which permit certain Peake employees to elect to defer a portion of their compensation. Certain Peake employees have also participated in BBC's non-qualified stock option plan.

NOTE 9.  COMMITMENTS AND CONTINGENCIES

     Peake is involved in various legal actions arising in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position of Peake.

NOTE 10.  SUPPLEMENTARY INFORMATION ON OIL AND GAS ACTIVITIES

     The following disclosures of costs incurred related to oil and gas activities are presented in accordance with SFAS 69.

                                                                               PREDECESSOR
                                                    SUCCESSOR COMPANY            COMPANY
                                              -----------------------------    -----------
                                               YEAR ENDED       SIX MONTHS     SIX MONTHS
                                              DECEMBER 31,        ENDED           ENDED
                                              -------------    DECEMBER 31,     JUNE 30,
                                              1999    1998         1997           1997
                                              ----    -----    ------------    -----------
                                                             (IN THOUSANDS)
Acquisition costs
  Proved properties.........................  $ --    1,143       $9,554         $6,501
  Unproved properties.......................    --       --          118             --
Developmental costs.........................    --    3,507        3,112            406
Exploratory costs...........................   772      969          431            428

PROVED OIL AND GAS RESERVES

     Peake's proved developed and proved undeveloped reserves are all located within the United States. Peake cautions that there are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. In addition, estimates of new discoveries are more imprecise than those of properties with a production history. Accordingly, these estimates are expected to change as future information becomes available. Material revisions of reserve estimates may occur in the future, development and production of the oil and gas reserves may not occur in the periods assumed, and actual prices realized and actual costs incurred may vary significantly from those used. Proved reserves represent estimated quantities of natural gas, crude oil and condensate that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions existing at the time the estimates were made. Proved developed reserves are proved reserves expected to be recovered through wells and equipment in place and under operating methods being utilized at the time the estimates were made.

     The estimates of proved developed reserves have been reviewed by independent petroleum engineers. The estimates of proved undeveloped reserves were prepared by Peake's petroleum engineers and the December 31, 1998 and 1999 proved undeveloped reserves have been reviewed by independent petroleum engineers.

                               PEAKE ENERGY, INC.

     The following table sets forth changes in estimated proved and proved developed reserves for the periods indicated:

                                 SUCCESSOR COMPANY         PREDECESSOR COMPANY                TOTAL
                               ----------------------    ------------------------    -----------------------
                                 OIL          GAS           OIL           GAS           OIL          GAS
                                (BBLS)       (MCF)        (BBLS)         (MCF)        (BBLS)        (MCF)
                               --------    ----------    ---------    -----------    ---------    ----------
DECEMBER 31, 1996............        --            --    1,313,050     56,721,683    1,313,050    56,721,683
Extensions and discoveries...        --     1,349,664           --        650,739           --     2,000,403
Purchase of reserves in
  place......................     4,886    16,727,227           --      6,875,751        4,886    23,602,978
Sale of reserves in place....        --            --           --             --           --            --
The Acquisition..............   981,989    64,672,245     (981,989)   (64,672,245)          --            --
Revisions of previous
  estimates..................  (376,936)   (8,806,085)    (282,455)     2,359,732     (659,391)   (6,446,353)
Production...................   (47,243)   (2,395,241)     (48,606)    (1,935,660)     (95,849)   (4,330,901)
                               --------    ----------    ---------    -----------    ---------    ----------
DECEMBER 31, 1997............   562,696    71,547,810           --             --      562,696    71,547,810
Extensions and discoveries...        --     2,533,903                                       --     2,533,903
Purchase of reserves in
  place......................     2,395     1,182,083                                    2,395     1,182,083
Sale of reserves in place....    (1,061)   (5,479,665)                                  (1,061)   (5,479,665)
Revisions of previous
  estimates..................  (179,804)    4,570,426                                 (179,804)    4,570,426
Production...................   (82,037)   (5,645,167)                                 (82,037)   (5,645,167)
                               --------    ----------    ---------    -----------    ---------    ----------
DECEMBER 31, 1998............   302,189    68,709,390           --             --      302,189    68,709,390
Extensions and discoveries...        --            --                                       --            --
Purchase of reserves in
  place......................        --            --                                       --            --
Sale of reserves in place....        --      (427,188)                                      --      (427,188)
Revisions of previous
  estimates..................   371,231     1,456,692                                  371,231     1,456,692
Production...................   (71,141)   (5,473,586)                                 (71,141)   (5,473,586)
                               --------    ----------    ---------    -----------    ---------    ----------
DECEMBER 31, 1999............   602,279    64,265,308           --             --      602,279    64,265,308
                               ========    ==========    =========    ===========    =========    ==========
Proved developed reserves
DECEMBER 31, 1997............   562,696    67,589,880                                  562,696    67,589,880
                               ========    ==========                                =========    ==========
DECEMBER 31, 1998............   302,189    66,623,360                                  302,189    66,623,360
                               ========    ==========                                =========    ==========
DECEMBER 31, 1999............   602,279    60,547,060                                  602,279    60,547,060
                               ========    ==========                                =========    ==========

Bbls -- Barrels               Mcf -- Thousand cubic feet

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     The following tables, which present a standardized measure of discounted future net cash flows and changes therein relating to proved oil and gas reserves, are presented pursuant to SFAS No. 69. In computing this data, assumptions other than those required by the FASB could produce different results. Accordingly, the data should not be construed as representative of the fair market value of Peake's proved oil and gas reserves. The following assumptions have been made:

     - Future revenues were based on year-end oil and gas prices. Future price changes were included only to the extent provided by existing contractual agreements.

     - Production and development costs were computed using year-end costs assuming no change in present economic conditions.

                               PEAKE ENERGY, INC.

     - Future net cash flows were discounted at an annual rate of 10%.

     - Future income taxes were computed using the approximate statutory tax rate and giving effect to available net operating losses, tax credits and statutory depletion.

     The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is presented below:

                                                               DECEMBER 31,
                                                     --------------------------------
                                                       1999        1998        1997
                                                     --------    --------    --------
                                                              (IN THOUSANDS)
Estimated future cash inflows (outflows)
  Revenues from the sale of oil and gas............  $180,310    $173,618    $221,832
  Production and development costs.................   (70,651)    (67,822)    (84,030)
                                                     --------    --------    --------
Future net cash flows before income taxes..........   109,659     105,796     137,802
Future income taxes................................    24,343      25,646      38,142
                                                     --------    --------    --------
Future net cash flows..............................    85,316      80,150      99,660
10% timing discount................................    45,191      42,451      53,727
                                                     --------    --------    --------
Standardized measure of discounted future net cash
  flows............................................  $ 40,125    $ 37,699    $ 45,933
                                                     ========    ========    ========

     The principal sources of changes in the standardized measure of future net cash flows are as follows (the successor and predecessor periods are combined in 1997 for purposes of this presentation):

                                                        DECEMBER 31,
                                                -----------------------------
                                                 1999       1998       1997
                                                -------    -------    -------
                                                       (IN THOUSANDS)
Beginning of year.............................  $37,699    $45,933    $42,654
Sale of oil and gas, net of production
  costs.......................................  (11,569)   (13,716)   (12,254)
Extensions and discoveries, less related
  estimated future development and production
  costs.......................................       --      2,440      2,662
Purchase of reserves in place less estimated
  future production costs.....................       --        796     17,644
Sale of reserves in place less estimated
  future production costs.....................     (386)      (768)        --
Revisions of previous quantity estimates......    2,564     (1,428)    (9,418)
Net changes in prices and production costs....    4,768    (11,678)    (2,057)
Change in income taxes........................    1,915      4,732        900
Accretion of 10% timing discount..............    5,139      6,436      6,199
Changes in production rates (timing) and
  other.......................................       (5)     4,952       (397)
                                                -------    -------    -------
End of year...................................  $40,125    $37,699    $45,933
                                                =======    =======    =======

NOTE 11.  INDUSTRY SEGMENT FINANCIAL INFORMATION

     Peake operates in one reportable segment, as an independent energy company engaged in producing oil and natural gas; exploring for and developing oil and gas reserves; acquiring and enhancing the economic performance of producing oil and gas properties and gathering natural gas for delivery to intrastate and interstate gas transmission pipelines. The Company's operations are conducted entirely in the United States.

                               PEAKE ENERGY, INC.

  MAJOR CUSTOMERS

     Sales of oil and gas are ultimately made to refineries, gas utilities, industrial customers and natural gas brokers. Gas sales to two customers each exceeded 10% of total revenue during the year ended December 31, 1999 which amounted to $6.1 million and $2.2 million. Two customers that exceeded 10% of total revenue during the year ended December 31, 1998 amounted to $9.4 million and $2.2 million. One customer exceeded 10% of total revenue during the successor company's six months ended December 31, 1997 which amounted to $4.8 million and during the predecessor company's six months ended June 30, 1997 which amounted to $4.8 million.

NOTE 12.  SALE OF TAX CREDIT PROPERTIES

     In March 1998, Peake sold certain interests that qualify for the nonconventional fuel source tax credit. The interests were sold for approximately $695,000 in cash and a volumetric production payment under which 100% of the cash flow from the properties will go to Peake until approximately
10.2 Bcf of gas has been produced and sold. In addition to receiving 100% of the cash flow from the properties, Peake will receive quarterly incentive payments based on production from the interests. Peake has the option to repurchase the interests at a future date.

NOTE 13.  SUBSEQUENT EVENTS

     On March 17, 2000, BBC sold the stock of Peake to North Coast Energy, Inc. ("North Coast"), an independent oil and gas company, with an effective date of January 1, 2000. The sale included substantially all of BBC's oil and gas properties in West Virginia and Kentucky. The sale resulted in net proceeds of approximately $69 million.

     At December 31, 1999, using SEC pricing parameters Peake had proved developed reserves of approximately 64.2 Bcfe and proved undeveloped reserves of approximately 3.7 Bcfe. Peake's reserves represented 20.2% of BBC's total proved reserves.

                                                                       EXHIBIT A

March 17, 2000

NORTH COAST ENERGY, INC.
1993 Case Parkway
Twinsburg, OH 44087

Attention:     Board of Directors

Dear Sirs:

     You have requested our opinion, as of the date hereof, as to the fairness, from a financial point of view, to stockholders of North Coast Energy, Inc., a Delaware corporation ("North Coast"), of the proposed financing transaction ("Financing") by Nuon International Projects, b.v. into North Coast Energy, Inc. The terms of the Financing are set forth in the Term Sheet, and the subsequent Promissory Notes. It has been represented to us that the legal form of agreement(s) by and between North Coast and Nuon International Projects, b.v. are the same as those that will be executed between the parties.

     C. K. Cooper & Company, Inc., as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We are acting as financial advisor to the Board of Directors of North Coast in connection with the Financing, and will receive a fee for our services. In the ordinary course of business, C. K. Cooper & Company, Inc. and its affiliates may at any time hold long or short term positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of North Coast.

     It should be noted that at this time, Nuon International Projects, b.v. and its affiliates own a controlling portion of North Coast Energy, Inc. and as a result this Financing will be a related-party transaction. Furthermore, we have been able to review and document the series of events which has resulted in the current terms of the Financing proposed in the Letter of Intent between the two parties. Under the terms of this Agreement, Nuon International Projects, b.v. will loan $72.5 million in the form of subordinated debt, paying interest at libor + 230 basis points for a term of 15 years. Upon approval of a majority of the Company's shareholders following the filing and finalization of a Form 14C Information Statement with the SEC, Nuon International Projects, b.v. shall be permitted to exchange $24 million of the Principal Sum into 9,600,000 shares of common stock of the Company, valued at $2.50 per share.

     You have asked us to render our opinion as to whether the Financing is fair, from a financial point of view, to the stockholders of North Coast Energy.

     In the course of our analyses for rendering this opinion, we have:

      1. reviewed the Term Sheet dated, March 8, 2000;

      2. reviewed the Non-Negotiable Subordinated Convertible Promissory Note in the form of the draft dated March 9, 2000 in the amount of $24,000,000;

                                                        NORTH COAST ENERGY, INC.
                                                                         3/17/00
                                                                     Page 2 OF 3

      3. reviewed a copy of the Registration Rights Agreement;

      4. reviewed the Non-Negotiable Subordinated Promissory Note in the form of the draft dated March 9, 2000 in the amount of $48,500,000;

      5. reviewed the Subordination Agreement between North Coast Energy, Inc., Nuon International Projects, b.v. and ING (U.S.) Capital LLC;

      6. reviewed the Stock Purchase Agreement in the form of a draft dated, March 2, 2000;

      7. reviewed North Coast Energy's Annual Report to Stockholders and its Annual Reports on Form 10-K for the fiscal years ended March 31, 1996 through 1999; and its Quarterly Reports on Form 10-Q for the periods ending June 30, September 30 and December 31, 1999;

      8. reviewed sufficient market data to determine the trading range of common shares of North Coast Energy, Inc. from the period of January 5, 1999 through February 22, 2000 including high, low and closing prices of each date in that period.

      9. met with certain members of North Coast Energy's senior management to discuss this Financing, and the timeline of events during the Period of October 1999, through February, 2000.

     10. reviewed factors, relating to recent transactions of a similar nature, including recent financing activities of companies which we deemed generally comparable to North Coast Energy, as well as current financial terms associated with such transactions;

     11. reviewed historical stock prices and trading volumes of the common shares of North Coast Energy, and

     12. conducted such other studies, analysis, inquiries and investigations as we deemed appropriate.

     In the course of our review we have relied upon and assumed, without independent verification, the accuracy, and completeness of the financial and other information provided to us by North Coast Energy, and we have further relied upon the assurances of management that they are unaware of any facts that would make the information provided to us incomplete or misleading. In arriving at our opinion, we have not performed any independent evaluations or appraisals of the properties, assets or facilities of North Coast Energy.

     During the course of our review, we completed three separate valuation models, including;

     a. Historical Stock Trading Analysis;

     b. Fundamental Valuation Analysis;

     c. Comparative Transaction Analysis;

     Based on the foregoing, and the results of our analysis, which is provided for in detail in the accompanying Valuation Study prepared by our firm, it is our opinion that the Financing relative to the $2.50 share price is fair, from a financial point of view, to the stockholders of North Coast Energy as it relates to the investment by Nuon International Projects, b.v. outlined in the legal agreements reviewed by our firm.

                                                        NORTH COAST ENERGY, INC.
                                                                         3/17/00
                                                                     Page 3 OF 3

     Our opinion is based upon market, economic and other conditions as they exist and can be evaluated as of the date of this letter. C. K. Cooper & Company, Inc. consents to the inclusion of the text of this Opinion in any notice, proxy statement or appropriate disclosure to the public common shareholders of North Coast Energy, Inc. that North Coast Energy, Inc. is required by law to make, or include in documents filed, with the Securities and Exchange Commission.

     Subject to the foregoing and based upon our experience as investment bankers, the matters described above and other factors we deemed relevant, we are of the opinion that as of the date hereof, the Financing relative to the $2.50 share price is fair from a financial point of view.

                                          Very truly yours,

                                          C. K. COOPER & COMPANY, INC.
                                          By: /s/ Alexander G. Montano
                                            Managing Director